PLACEMENT UNIT AGREEMENT

PLACEMENT UNIT AGREEMENT (this “Agreement”) made as of this ____ day of _______________ between Energy Infrastructure Acquisition Corp., a Delaware corporation (the “Company”), Maxim Group LLC (“Maxim”) and the undersigned (the “Purchasers”).

WHEREAS, the Company has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-1, as amended (the “Registration Statement”), in connection with the Company’s initial public offering (the “IPO”) of up to 17,250,000 units, each unit (“Unit”) consisting of one share of the Company’s common stock, $.0001 par value (the “Common Stock”), and (ii) one warrant (the “Warrants”), each Warrant to purchase one share of Common Stock; and

WHEREAS, the Company desires to sell in a private placement pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), to the Purchasers (the “Placement”) an aggregate of 825,398 units (the “Placement Units”) substantially identical to the Units being issued in the IPO pursuant to the terms and conditions hereof and as set forth in the Registration Statement, except that the Placement Units, Common Stock and Warrants to be issued in the Placement shall not be registered under the Securities Act; and

WHEREAS, the Purchasers have agreed, directly or through nominees, to purchase an aggregate of 825,398 Placement Units at a purchase price of $10.00 per Placement Unit, or an aggregate of $8,253,980 (the “Purchase Price”); and

WHEREAS, the Warrants included in the Placement Units shall be governed by the Warrant Agreement filed as an exhibit to the Registration Statement; and

WHEREAS, Maxim is acting as placement agent for the Placement;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. Closing. The closing of the purchase and sale of the Placement Units (the “Closing”) will take place upon the earlier of (i) the date immediately preceding the commencement of the roadshow relating to the IPO or (ii) December 31, 2006 (the “Closing Date”). Immediately prior to the closing of the IPO, the Company shall deposit the Purchase Price into the trust account described in the Registration Statement (the “Trust Account”).

2. Placement Fees. The Company agrees that Maxim is entitled to a placement fee equal to 6% of the Purchase Price. Of such 6% placement fee, Maxim agrees that (i) 5% of such fee shall be paid by the Company from the interest earned on the Trust Account (net of taxes payable and otherwise available to the Company) in four quarterly installments of $103,174.75, each such installment payment to be paid on each succeeding third-month anniversary following the closing date of the IPO and (ii) 1% of the Purchase Price ($82,540) (the “Placement Contingency Fee”) will be deposited into and held in the Trust Account and will be payable to Maxim only upon the consummation of a “Business Combination” as described in the Registration Statement. In the event that the Company does not consummate a Business Combination in the time described in the Registration Statement and the Trust Account is liquidated, Maxim agrees it shall have forfeited all rights and claims whatsoever to the Placement Contingency Fee.

3. Representations and Warranties of the Company, Maxim and the Purchasers.

3.1 Each of the Company and Maxim warrants and represents to one another and to the Purchasers that such party has, nor have their respective affiliates, nor any person acting on their behalf (i) offered or sold the Placement Units within the United States, or to any “U.S. Person” (within the meaning of 902(k) of Regulation S under the Securities Act), or (ii) offered or sold the Placement Units by means of any “Directed Selling Efforts” (within the meaning of Rule 902(c) of Regulation S under the Securities Act).

3.2 Each of Maxim, the Company and the Purchasers have the full right, power and authority to enter into this Agreement and this Agreement is a valid and legally binding obligation of Maxim, the Company and the Purchasers enforceable against them in accordance with its terms.

4. Voting of Shares. If the Company solicits approval of its stockholders of a Business Combination, the Purchasers shall vote all of the shares of the Common Stock acquired by the Purchasers (i) pursuant to this Agreement, (ii) in the IPO and (iii) in the aftermarket following the IPO in favor of the Business Combination.

5.  Waiver of Liquidation Distributions. In connection with the Placement Units purchased pursuant to this Agreement, the Purchasers hereby waive any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company in the event of a liquidation of the Company upon the Company's failure to timely complete a Business Combination. For purposes of clarity, any shares of Common Stock purchased in the IPO or the aftermarket by the Purchasers shall be eligible to receive any liquidating distributions by the Company.

6.  Restrictions on Transfer. The Purchasers agree to be bound by the transfer restrictions contained in that certain subscription agreement dated January 2, 2006 between the Company and George Sagredos (the “Subscription Agreement”).

7. Waiver of Claims; Indemnification. Each Purchaser hereby waives any and all rights to assert any present or future claims, including any right of rescission, against the Company, Maxim or the other underwriters in the IPO exclusively with respect to their purchase of the Placement Units hereunder, and each Purchaser agrees to indemnify and hold the Company, Maxim and the other underwriters in the IPO harmless from all losses, damages or expenses that relate to claims or proceedings brought against the Company, Maxim or such other underwriters by such Purchaser of the Placement Units arising solely out of the purchase of the Placement Units hereunder.

8. Transfers and Assigns. In the event a Purchaser transfers or assigns any interest in the Placement Units, any such transferee or assignee, as a condition precedent to such transfer or assignment, shall agree to be bound by the terms of this Agreement and the Subscription Agreement. Such agreement to be bound shall be evidenced by an agreement, in form and substance satisfactory to the Company, duly executed by and among the Company, the Purchaser and the Purchaser’s transferee or assignee.

9. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

10.Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the __ day of ____________ , 2006.

ENERGY INFRASTRUCTURE ACQUISITION CORP.

By:
Marios Pantazopoulos, Chief Financial Officer

MAXIM GROUP LLC

By:

PURCHASERS